Exhibit 99.906.CERT

CERTIFICATIONS PURSUANT TO SECTION 906

OF THE SARBANES-OXLEY ACT

John T. Genoy, President, and Gregory R. Kingston, Treasurer of SunAmerica Specialty Series (the “registrant”), each certify to the best of his knowledge that:

1.	The attached Form N-CSR report of the registrant fully complies with the requirements of Sections 13(a) and 15(d) of the Securities Exchange Act of 1934; and

2.

The information contained in such N-CSR report fairly represents, in all material respects, the financial conditions and results of operations of the Registrant as of, and for, the periods presented in the report.

Dated: January 6, 2021

/s/ John T. Genoy
John T. Genoy
President

/s/ Gregory R. Kingston
Gregory R. Kingston
Treasurer